Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://investors.sixflags.com	Company Media Contact: Gary Rhodes, 704.249.6119
Park Media Contact: Kristin Fitzgerald, 856.602.7330

SIX FLAGS ANNOUNCES PLAN TO CLOSE SIX FLAGS AMERICA AND HURRICANE HARBOR AFTER 2025 SEASON

•	Park property to be marketed for redevelopment as part of portfolio optimization program

CHARLOTTE, N.C. – (May 1, 2025) – Six Flags Entertainment Corporation (NYSE: FUN), the largest amusement park operator in North America, today announced that it will close Six Flags America and Hurricane Harbor in Bowie, Maryland, after the 2025 operating season. The property, which is approximately 500 acres, will be marketed for redevelopment as part of Six Flags’ ongoing portfolio optimization program. The company has engaged CBRE, a global leader in commercial real estate services and investments, to market the property for sale.

“As part of our comprehensive review of our park portfolio, we have determined that Six Flags America and Hurricane Harbor are not a strategic fit with the company’s long-term growth plan,” said Six Flags President & CEO Richard A. Zimmerman. “After reviewing a number of options, we believe that marketing the property for redevelopment will generate the highest value and return on investment. We anticipate strong interest in the property and will continue to strategically pursue portfolio optimization opportunities as we work to unlock the full value of our portfolio.”

“This was a difficult decision, and we recognize the impact it will have on our Six Flags America and Hurricane Harbor park associates and guests,” Zimmerman added. “We are grateful to our park associates who work hard to create lifelong memories for our guests, and Six Flags is committed to supporting all impacted associates through the closure process at the end of this year. Six Flags America and Hurricane Harbor have been an important part of the local community, and this final season will be an opportunity to celebrate the decades of fun that guests have enjoyed at the property.”

Six Flags America employs approximately 70 full-time associates. Severance and other benefits will be provided to all eligible associates. The park’s final operating day will be Sunday, November 2, 2025. The closure of Six Flags America and Hurricane Harbor is not expected to have a material impact on the Company’s financial results in 2025.

Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700

SIX FLAGS ANNOUNCES PLAN TO CLOSE SIX FLAGS AMERICA AND HURRICANE HARBOR AFTER 2025 SEASON

May 1, 2025

All 2025 season passes and tickets will be honored throughout the final operating season at Six Flags America and Hurricane Harbor. For the latest information about the park, including operating calendar, please visit the Six Flags America website.

ABOUT SIX FLAGS ENTERTAINMENT CORPORATION

Six Flags Entertainment Corporation (NYSE: FUN) is North America’s largest regional amusement-resort operator with 27 amusement parks, 15 water parks and nine resort properties across 17 states in the U.S., Canada and Mexico. Focused on its purpose of making people happy, Six Flags provides fun, immersive and memorable experiences to millions of guests every year with world-class coasters, themed rides, thrilling water parks, resorts and a portfolio of beloved intellectual property including Looney Tunes®, DC Comics® and PEANUTS®.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this news release that are not historical in nature are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to our expectations, beliefs, goals and strategies regarding the future. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “synergies,” “target,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, that our growth and operational strategies will achieve the target results. Important risk factors that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, and/or our growth strategies, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease are discussed under the heading “Risk Factors” within Part II, Item 1A of our Annual Report on Form 10-K filed March 3, 2025, and in the other filings we make from time to time with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are based on information currently and reasonably known to us. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the publication of this document.

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Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700

SIX FLAGS ANNOUNCES PLAN TO CLOSE SIX FLAGS AMERICA AND HURRICANE HARBOR AFTER 2025 SEASON

May 1, 2025

This news release and prior releases are available under the News tab at https://investors.sixflags.com

Six Flags Entertainment Corporation – 8701 Red Oak Boulevard, Charlotte, NC 28217 – Phone: 704.414.4700